EXHIBIT 23.1

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference of our report, dated January 23, 2004, with respect to the financial statements of Winland Electronics, Inc. (the “Company”) included in this Form 10-KSB into the Company’s previously filed Registration Statements on Form S-3, No. 333-00723, and Form S-8, No. 33-46710, No. 33-73328, No. 33-81880, No. 333-27727, No. 333-27729, and No. 333-45216.

/s/ McGladrey & Pullen, LLP

Minneapolis, MN
March 17, 2004

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